Exhibit 10.5

CBL & ASSOCIATES PROPERTIES, INC.

2023 LONG TERM INCENTIVE

COMPENSATION PROGRAM

EXHIBIT A

Form of Plan Participant Performance Stock Unit Award Agreement

20[ ] PLAN PARTICIPANT PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THE SECURITIES AND EXCHANGE COMMISSION

NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED

ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.

This 20[ ] Plan Participant Performance Stock Unit Award Agreement (the “Agreement”) is made as of the [ ]th day of [ ], 20[ ] (the “Award Date”), by and between CBL & ASSOCIATES PROPERTIES, INC., a Delaware corporation (the “Company”), and __________________ (the “Employee”).

WHEREAS, Employee is employed by CBL & Associates Management, Inc. (the “CBL Management Company”), an affiliate of the Company;

WHEREAS, pursuant to the Equity Incentive Plan (as hereinafter defined) and subject to the terms of this Agreement, the Company desires to grant to the Employee performance stock units;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the CBL & Associates Properties, Inc. 2021 Equity Incentive Plan as may be amended (the “Equity Incentive Plan”) as may be hereafter amended. The terms and provisions of the Equity Incentive Plan, including without limitation definitions of capitalized terms as set forth in the Equity Incentive Plan, are incorporated herein and in the event of any conflict or inconsistency between the terms and provisions of the Equity Incentive Plan and the terms and provisions of this Agreement, the terms and provisions of the Equity Incentive Plan shall govern and control. Specifically, but without limitation, the granting of the Performance Stock Units under this Agreement and any and all issuances of shares of Common Stock for Performance Stock Units pursuant to this Agreement shall be subject to the terms and provisions of the Equity Incentive Plan including but not limited to any term in the Equity Incentive Plan providing a maximum limitation on the number of shares of Common Stock that may be subject to the Performance Stock Units granted to the Employee pursuant to this Agreement in any calendar year.

2. Grant of Performance Stock Units. Subject to the terms and conditions of this Agreement including but not limited to the NYSE Grant Limitation set forth in Paragraph 18 below, the Company hereby grants to the Employee ____________ performance stock units (the

“Performance Stock Units”). Such number of Performance Stock Units is referred to hereinafter as the “Target Award”. Each Performance Stock Unit represents one share of the Company’s common stock, $0.001 par value (“Common Stock”). The actual number of Performance Stock Units earned by the Employee shall be determined following the end of the three-year performance period coinciding with the Company’s fiscal years 20[ ] through 20[ ] (the “Performance Period”) based upon the satisfaction of the performance hurdles (the “Performance Criteria”) set forth in Exhibit A attached hereto. Following the completion of such Performance Period, and as soon as practicable following the date on which the Compensation Committee certifies the performance results for the Performance Period (the “Certification Date”) but subject to the NYSE Grant Limitation set forth in Paragraph 18 below, the Company shall issue to the Employee a number of shares of Common Stock equal to the number of Performance Stock Units earned by the Employee (the shares of Common Stock so issued to the Employee are herein referred to as the “Issued Common Stock” and the date of the issuance of the Issued Common Stock to the Employee is herein referred to as the “Issuance Date”).

3. Forfeiture/Acceleration of Performance Stock Units. As noted herein, Performance Stock Units are not shares of Common Stock. Shares of Common Stock may be issued for Performance Stock Units upon satisfaction of Performance Criteria as noted herein subject to the NYSE Grant Limitation set forth in Paragraph 18 below. Set forth in this Paragraph 3 are the provisions governing the forfeiture or acceleration of Performance Stock Units in the event the Employee’s employment with the CBL Management Company is terminated prior to the issuance of Common Stock for Performance Stock Units. As used herein, the term “acceleration” of Performance Stock Units refers to an acceleration of the issuance of Common Stock for Performance Stock Units prior to the conclusion of the Performance Period.

(a) General. Except as set forth in Paragraphs 3(b) or 3(c) below, if the Employee’s employment with the CBL Management Company terminates for any reason prior to the end of the Performance Period, the Employee’s Performance Stock Units granted pursuant to this Agreement shall thereupon be forfeited and the Employee shall have no further right, title and/or interest in such Performance Stock Units.

(b) Termination for Death or Disability. If the Employee’s employment with the CBL Management Company terminates for reasons of the Employee’s death or disability (defined as the complete and permanent disability of the Employee as defined by the Company’s benefit insurance plans) prior to the end of the Performance Period, then the Performance Stock Units shall be accelerated, and the Performance Stock Units then deemed to be earned by the Employee will be a pro-rated portion of the Performance Stock Units granted under this Agreement, calculated based upon the achievement of the relevant Performance Criteria as set forth in Exhibit A to this Agreement through the date of such termination, and the Company shall issue to the Employee (or his or her beneficiary), within 60 days of the Employee’s separation from service, a number of fully vested shares of Common Stock equal to the number of Performance Stock Units earned by the Employee (subject to the potential payment of cash in lieu of a portion of such shares due to the operation of the NYSE Grant Limitation, as detailed in Paragraph 18 below).

(c) Termination following a Change in Control. If the Employee’s employment with CBL Management Company is terminated (other than for Cause) prior to the end of the Performance Period but within 24 months after a Change of Control, then the Performance Stock Units shall be accelerated, and the Performance Stock Units then deemed to be earned by the Employee will be a pro-rated portion of the Performance Stock Units granted under this Agreement, calculated based upon the achievement of the relevant Performance Criteria as set forth in Exhibit A to this Agreement through the date of such termination, and the Company shall issue to the Employee (or his or her beneficiary), within 60 days of the Employee’s separation from service, a number of fully vested shares of Common Stock equal to the number of Performance Stock Units earned by the Employee (subject to the potential payment of cash in lieu of a portion of such shares due to the operation of the NYSE Grant Limitation, as detailed in Paragraph 18 below).

Upon the conclusion of the Performance Period, the provisions of this Paragraph 3 shall have no further force and effect.

4. Vesting of Common Stock. As noted herein, Shares of Common Stock may be issued for Performance Stock Units upon satisfaction of Performance Criteria as noted herein. Set forth in this Paragraph 4 are the provisions governing the vesting of Issued Common Stock and provisions governing the forfeiture or vesting of Issued Common Stock in the event of the Employee’s employment with the CBL Management Company is terminated prior to the full vesting of the Issued Common Stock. As used in this Agreement, the term “vest” or “vesting” shall mean the immediate, non-forfeitable, fixed right of present or future enjoyment of the Issued Common Stock. Such Issued Common Stock, subject to the terms, conditions and limitations contained herein (including but not limited to the provisions of Paragraph 4 below and the NYSE Grant Limitation set forth in Paragraph 18 below), shall vest in full on the first (1st) anniversary of the Issuance Date (the “Vesting Date”); provided that the Employee has remained in continuous employment with the CBL Management Company from the Award Date through the Vesting Date.

(a) General. Except as set forth above or in Paragraph 4(b) below, if the Employee’s employment with the CBL Management Company terminates for any reason, any non-vested portion of the Issued Common Stock shall thereupon be forfeited and returned to the Company and the Employee shall have no further right, title and/or interest in the non-vested portion of the shares of Issued Common Stock.

(b) Death or Disability. If the Employee’s employment with the CBL Management Company terminates for reasons of the Employee’s death or disability (as defined herein), the portion of the Issued Common Stock that is non-vested on the date of such termination (including any Issued Common Stock that is issued on such date pursuant to Paragraph 3(b) above, and including the non-vested portion of any cash that is required to be paid to the Employee in lieu of the delivery of a portion of the Issued Common Stock due to the operation of the NYSE Grant Limitation, as detailed in Paragraph 18 below) shall immediately, on the date of such termination of employment, thereupon vest in the Employee or his/her estate.

(c) Termination of Employment Without Cause. If the Employee’s employment with the CBL Management Company is terminated by the CBL Management Company or the Company without “cause” (as defined herein), the portion of the Issued Common Stock that is non-vested on the date of such termination shall immediately, on the date of such termination of employment, thereupon vest in the Employee. For purposes hereof, the term “cause” shall be as defined in the employment agreement between the Employee and the Company and if there is no employment agreement in place between the Employee and the Company, then “cause” shall be as defined in Exhibit “B” attached hereto.

(d) Six-Month Delayed Payment of Shares. Notwithstanding Paragraphs 4(a), 4(b) and 4(c) above, the Company shall delay issuance of any shares of Common Stock to the Employee (and the payment of any cash that is required to be paid to the Employee in lieu of the delivery of a portion of the Issued Common Stock due to the operation of the NYSE Grant Limitation, as applicable) for a period of six months following the Employee’s termination of employment to the extent any payment pursuant to this Agreement is considered a “deferred compensation” payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and such delayed payment is required pursuant to Code Section 409A(a)(2)(B) because the Employee is a “specified employee” as defined therein.

The provisions of this Paragraph 4 shall have no force and effect until shares of Common Stock are issued to the Employee as set forth in this Agreement.

4A. Transfer Restriction. On and following the Vesting Date, the shares of Common Stock issued to the Employee hereunder will not be subject to forfeiture. Upon Vesting, the Employee will be required to retain ownership of shares representing the after tax value of the shares for a period of two (2) years following the Vesting Date except upon the Employee’s termination of employment with the Company. By his/her execution hereof, the Employee is acknowledging his/her agreement to the transfer restriction set forth in this Paragraph 4A.

5. Rights as a Shareholder. The Employee shall have all of the rights of a shareholder with respect to the shares of Issued Common Stock pursuant to this Agreement, subject only to the transfer restrictions set forth in Paragraph 6 below and forfeiture provisions and transfer restrictions set forth above. The Employee’s rights as a shareholder shall include the rights to receive all dividends on the Issued Common Stock and to exercise any voting rights attributable to the Issued Common Stock for so long as the Employee shall own the Issued Common Stock. Prior to the issuance of such Common Stock to the Employee, the Employee shall have no voting rights. Prior to the issuance of such Common Stock, all dividends paid (stock or cash) on the Company’s common stock during a performance period will accrue to the Performance Stock Unit Awards as dividend equivalents (i.e., cash dividends will be deemed to have been utilized to purchase shares of the Company’s common stock). The number of shares underlying the cash dividend equivalents will be determined based on total value of the cash dividend divided by the closing price on the applicable dividend record date. Dividend equivalents will be paid out in additional shares of common stock at the time they are earned. Dividend equivalents related to Performance Stock Unit Awards that are not earned will be forfeited.

6. Non-Transferability of Performance Stock Units and Common Stock. (a) Except for any transfers that may be required by law, the Performance Stock Units may not be transferred by the Employee and any non-permitted attempted transfer by the Employee shall be null and void.

(b) With respect to any non-vested Issued Common Stock under this Agreement and the non-vested portion of any cash that is required to be paid to the Employee in lieu of the delivery of a portion of the Issued Common Stock due to the operation of the NYSE Grant Limitation, as applicable, and except for any transfers that may be required by law, including pursuant to any domestic relations order or otherwise, such non-vested Issued Common Stock (or non-vested cash payments, as applicable) may not be transferred by the Employee until the termination of the vesting period (or immediate vesting pursuant to the provisions of Paragraph 4 above) and any non-permitted attempted transfer by the Employee of any such non-vested portion prior to the termination of the vesting period shall be null and void. Any transferee who may receive a transfer of such non-vested Issued Common Stock (or the right to receive any non-vested cash payments, as applicable) pursuant to a transfer required by law as set forth above shall be subject to all the terms and provisions of this Agreement and any termination of the employment of the Employee prior to the termination of the vesting period (except for terminations of employment pursuant to Paragraph 4(b) above or on a Change in Control) shall cause the forfeiture of any non-vested shares (or cash payments, as applicable) even if such shares (or cash payments) are in the hands of a transferee.

7. Restricted Stock. To the extent any shares of shares of Common Stock issued pursuant to this Agreement are not vested, such Common Stock will be considered a grant of restricted property to the Employee that is subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code.

8. Restricted Stock Account; Uncertificated Shares. The Employee understands and acknowledges that any non-vested Issued Common Stock will be held in an uncertificated form in a restricted stock account maintained by the Company’s stock transfer agent for the Employee until such time as such shares of Issued Common Stock are no longer subject to the restrictions set forth in this Agreement. The Employee understands and acknowledges that as the shares of Issued Common Stock shall vest during the vesting period and upon such vesting, the Company shall cause such vested shares to be issued out of the above-stated restricted stock account and issued to an unrestricted stock account maintained by the Company’s stock transfer agent for the Employee (with reduction in the number of shares necessary to cover any applicable employment taxes unless the Employee shall elect to pay such amounts in cash pursuant to notices and procedures that the Company has instituted or shall institute) and such vested shares shall no longer be subject to the terms and provisions of this Agreement, except for the restrictions set forth in Paragraph 4A. The Employee understands and acknowledges that in the event the Employee’s employment with the Company, its Subsidiaries or Affiliates including the CBL Management Company, is terminated at any time during the vesting period, any non-vested shares of Issued Common Stock shall then be cancelled and/or returned to the Company and that the Company shall be entitled to take such action on behalf of the Employee in the form of executing such documents or instruments to authorize the cancellation of such shares and/or return of same to the Company.

9. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon the Employee any right to continued employment or to restrict in any way the right of the Company or any Subsidiary or Affiliate including the CBL Management Company to terminate the Employee’s employment at any time.

10. Income Tax Withholding. The Company, in its sole discretion, shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld with respect to the shares of Issued Common Stock, or any cash that is required to be paid to the Employee in lieu of the delivery of a portion of the Issued Common Stock due to the operation of the NYSE Grant Limitation, as applicable (as such shares (or cash) vest or if certain tax elections are made by the Employee, i.e., a Section 83(b) election under applicable provisions of the Code) and any dividends paid on any portion of non-vested shares of Issued Common Stock, including, but not limited to, the following: (i) deducting the amount of any such withholding taxes therefrom or from any other amounts then or thereafter payable to the Employee by the Company or any of its Subsidiaries or Affiliates including the CBL Management Company; (ii) requiring the Employee, or the beneficiary or legal representative of the Employee, to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable the Company to satisfy its withholding obligations; and/or (iii) withholding from the shares of Issued Common Stock otherwise payable and/or deliverable one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

13. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

14. Power of Attorney. The Employee, by execution of this Agreement, does hereby appoint the Company as the Employee’s attorney-in-fact for the limited purposes of executing any documents or instruments necessary in conjunction with the shares of Issued Common Stock while such shares are subject to the restrictions provided by this Agreement. The employee understands and acknowledges that the shares of Issued Common Stock may be subject to adjustment or substitution, as determined by the Company or the Company’s Compensation Committee, as to the number, price or kind of a share of stock or other consideration subject to such awards or as otherwise determined by the Company or the Company’s Compensation Committee to be equitable in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award.

15. Section 83(b) Election. By execution of this Agreement, the Employee is acknowledging that he/she understands that he/she may make a Section 83(b) Election pursuant to applicable provisions of the Code with respect to any non-vested Issued Common Stock but that such election must be made on or before the date that is thirty (30) days from the original issuance of such shares following the Certification Date as set forth above.

16. Compliance with Section 409A. To the extent applicable and notwithstanding any provision in this Agreement to the contrary, this Agreement shall be interpreted and administered in accordance with Section 409A of the Code and regulations and other guidance issued thereunder. For purposes of determining whether any payment made pursuant to this Agreement under the Equity Incentive Plan results in a "deferral of compensation" within the meaning of Treasury Regulation §1.409A-1(b), the Company shall maximize the exemptions described in such section, as applicable. Any reference to a “termination of employment” or similar term or phrase shall be interpreted as a “separation from service” within the meaning of Code Section 409A and the regulations issued thereunder.

17. Reference to Company. The grant of Performance Stock Units hereunder is being made to the Employee by virtue of the Employee’s status as an employee of the CBL Management Company. As stated above, the CBL Management Company is an affiliate of the Company. The use of the term “Company” in this Agreement shall, unless the context specifically states otherwise, be deemed to include both CBL & Associates Properties, Inc. and the CBL Management Company.

18. NYSE Grant Limitation. The terms of Section 312.03(b) of the New York Stock Exchange Listed Company Manual currently limit the number of shares of Company Common Stock (or of any securities convertible into or exercisable for Common Stock) that may be issued to the Employee (in his/her capacity as an officer of the Company) in any transaction or series of related transactions without obtaining approval of the Company’s shareholders as a prerequisite to such issuance (the “NYSE Grant Limitation”). For purposes of applying the NYSE Grant Limitation, the granting of any “performance-based award” (including the Performance Stock Units referenced herein) must be deemed to equal the maximum number of shares of Company Common Stock that could be issued under such award. To the extent the grant of Performance Stock Units hereunder to the Employee could produce an award to the Employee in excess of the NYSE Grant Limitation for the Company’s current fiscal year, then at the conclusion of the Performance Period and if the Company’s performance has resulted in a payout per the Performance Stock Units (i.e., the issuance of shares of Company Common Stock based on the Performance Criteria as set forth on Exhibit A), the number of shares of Common Stock earned in excess of the amount of shares permitted to be earned with respect to such Performance Stock Units after application of the NYSE Grant Limitation as described above, if any, shall not be issued to Employee, but an amount of cash equivalent to the number of shares of Company Common Stock constituting such excess times the average of the high and low trading prices reported for the Company’s Common Stock on the NYSE on the date such shares would have otherwise been issuable to the Employee will be payable to the Employee in cash, but subject to the vesting provisions as relates to the issuance of Common Stock per the Performance Stock Units. In addition, to the extent cash is to be paid to the Employee because of the application of the NYSE Grant Limitation, the cash will be paid first ahead of the issuance of shares of Common Stock.

19. Prospectus. A current prospectus describing the material terms of the Equity Incentive Plan is available for review on the Company’s internal website in the CBL Officer Guide in One Note under “Benefits – General Information – Equity Incentive Plan”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Award Date first written above.

CBL & ASSOCIATES PROPERTIES, INC.

By: ____________________

Name: ____________________

Title: ____________________

EMPLOYEE:

[Plan Participant]

EXHIBIT A

PERFORMANCE CRITERIA FOR PERFORMANCE STOCK UNIT AWARD

40% of the actual number of Performance Stock Units earned by the Employee shall be determined following the end of the Performance Period based upon the level of Total Shareholder Return or “TSR” (stock price appreciation plus aggregate dividends) realized by holders of the Common Stock as compared to the TSR for the Retail Sector Component, excluding the companies comprising the free-standing subsector, of the FTSE NAREIT All Equity REIT Index (the “Designated Index”) over the same time period. The level of achievement will be determined based on how the Company’s TSR ranks among the constituents that comprise the NAREIT Retail Index in accordance with the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Plan Participant for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each Plan Participant at the beginning of the three year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” No less than 30th Percentile of the Designated Index TSR	Shares issued equal to 0.5 x 40% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” No less than 50th Percentile of the Designated Index TSR	Shares issued equal to 1.0 x 40% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” At least 75th Percentile of the Designated Index TSR	Shares issued equal to 2.0 x 40% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated comparison ranking is between Threshold and Maximum for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

60% of the actual number of Performance Stock Units earned by the Employee shall be determined following the end of the Performance Period based upon the Company’s achievement of at least a “Threshold” level of absolute TSR for holders of the Company’s common stock over the same time period. The level of achievement will be determined based on the Company’s TSR over the Performance Period in accordance with the following table:

Performance Benchmark Achieved	Number of Shares Awarded at Payout of Performance Stock Units	Vesting Schedule
Below “Threshold” Level Annualized Company TSR of less than 5.5%	No performance stock earned

The number of shares of Restricted Common Stock earned by (and then issued to) a Plan Participant for each rolling three-year performance cycle is equal to the multiple indicated in the preceding column of the number of Performance Stock Units issued to each Plan Participant at the beginning of the three year performance period.

Such shares, when issued at the conclusion of the three-year performance cycle, will then vest in full on the first anniversary date following the date of issuance of such shares.

“Threshold” Annualized Company TSR of 5.5%	Shares issued equal to 0.5 x 60% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Threshold Benchmark pro-rated between Threshold and Target levels
“Target” Annualized Company TSR of 9%	Shares issued equal to 1.0 x 60% of the Performance Stock Units issued for Such 3-year Cycle, with excess over Target Benchmark pro-rated between Target and Maximum levels
“Maximum” Annualized Company TSR of 15% or greater	Shares issued equal to 2.0 x 60% of the Performance Stock Units Issued for Such 3-year Cycle

If the calculated basis point comparison is between benchmarks as noted above for any performance period, then the number of Performance Stock Units earned will be prorated as indicated in the preceding table.

NOTE: the implementation of the Performance Criteria stated herein and the issuance of Common Stock of the Company to the Employee hereunder is subject to the NYSE Grant Limitation set forth in Paragraph 18 of this Agreement.

EXHIBIT B

“CAUSE” DEFINITION

For purposes of this Agreement, “Cause” shall mean (i) any act of fraud or willful malfeasance committed by Employee; (ii) Employee’s engagement in conduct which, is injurious to the Company or any of its affiliates, monetarily or otherwise if (provided, that, such conduct is capable of being cured), after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the alleged conduct and providing direction and a reasonable opportunity for Employee to cure any such alleged conduct, Employee then fails to cure such alleged conduct within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iii) Employee’s failure to perform Employee’s material duties, if (provided, that, such failure to perform or material breach is capable of being cured), after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the duties Employee has failed to perform and providing direction and a reasonable opportunity for Employee to cure any such alleged failures, Employee then fails to cure alleged failures within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee; (iv) Employee’s conviction of, or pleading guilty or no contest to, a felony, or a conviction of, or a plea of guilty or no contest to, any criminal offence involving fraud, willful malfeasance, embezzlement, extortion, bribery, misappropriation or moral turpitude; (v) Employee’s (A) material violation of the Company’s policies and procedures including, but not limited to, (I) the Company’s policies prohibiting conduct that constitutes sexual misconduct, harassment (including sexual harassment), discrimination or retaliation and (II) the Fourth Amended and Restated Code of Business Conduct and Ethics dated February 16, 2022, as may be further amended; and (B) engagement in any conduct or cover-up of such conduct that is in violation of any of the Company’s policies and procedures (including but not limited to policies listed in (I) and (II) of this paragraph) that could cause or has caused damage to the reputation or business of the Company or any of its affiliates or their respective employees; provided, however, that, except for violations that would constitute “Cause” under subsection (iv) directly above, after written notice by the Board or the Compensation Committee to Employee stating, with specificity, the material violations alleged to have been committed by Employee and providing direction and a reasonable opportunity for Employee to cure any such alleged violations (if curable, as determined by the Board or the Compensation Committee), Employee then fails to cure alleged violations within thirty (30) days following Employee’s receipt of such written notice to the reasonable satisfaction of the Board or the Compensation Committee.